                                                                     EXHIBIT 8.8
                                   OFFER FOR
U.S.$260,000,000 AGGREGATE PRINCIPAL AMOUNT OF 10.50% SENIOR NOTES DUE FEBRUARY
 1, 2010 WHICH WERE ISSUED UNDER AN INDENTURE DATED AS OF JANUARY 19, 2000, AS SUPPLEMENTED BY A SUPPLEMENTAL INDENTURE DATED AS OF MARCH 9, 2001, IN EXCHANGE FOR U.S.$260,000,000 AGGREGATE PRINCIPAL AMOUNT OF 10.50% SENIOR EXCHANGE NOTES
  DUE FEBRUARY 1, 2010 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND QUALIFIED FOR DISTRIBUTION IN THE PROVINCES OF BRITISH
             COLUMBIA, ONTARIO AND QUEBEC OF INTRAWEST CORPORATION

TO OUR CLIENTS:

      We are enclosing herewith a Prospectus dated November 18, 2002 (the "Prospectus") of Intrawest Corporation (the "Issuer") and the related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Issuer to exchange, for its 10.50% Senior Exchange Notes Due February 1, 2010 (the "Exchange Notes") which have been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and qualified for distribution in the Provinces of British Columbia, Ontario and Quebec, its outstanding 10.50% Senior Notes due February 1, 2010 (the "Registered Notes") which were issued under an indenture dated as of January 19, 2000, as supplemented by a supplemental indenture dated as of March 9, 2001, upon the terms and subject to the conditions set forth in the Exchange Offer.

      PLEASE NOTE THAT THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 20, 2002, UNLESS EXTENDED.

      The Exchange Offer is not conditioned upon any minimum number of Registered Notes being tendered.

      This material is being forwarded to you as the beneficial owner of the Registered Notes carried by us in your account but not registered in your name. A TENDER OF SUCH REGISTERED NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

      We request instructions as to whether you wish us to tender on your behalf any or all of the Registered Notes held by us for your account, pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner.

      Pursuant to the Letter of Transmittal, each holder of Registered Notes will represent to the Issuer that (i) the Exchange Notes acquired in the Exchange Offer are being acquired in the ordinary course of business of the holder, (ii) the holder of the Registered Notes is not participating, and has no arrangement or understanding with any person to participate, in a distribution of such Exchange Notes, (iii) the holder is not an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act, and (iv) the holder is not a broker-dealer that owns Registered Notes acquired directly from the Issuer. If the tendering holder is a broker-dealer that will receive Exchange Notes for its own account pursuant to the Exchange Offer, we will represent on behalf of such broker-dealer that the Registered Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act even though it may be deemed to be an underwriter for purposes of the Securities Act.

      If you wish to have us tender your Registered Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Registered Notes held by us for your account.

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

      The undersigned acknowledges receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Issuer with respect to its Registered Notes.

      This will instruct you to tender the Registered Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.
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The undersigned confirms that you may, on behalf of the undersigned, make the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner.

      Please tender the Registered Notes held by you for my account as indicated below:

                                                              AGGREGATE PRINCIPAL AMOUNT OF REGISTERED NOTES
                                                              ----------------------------------------------

10.50% Senior Notes due February 1, 2010, which were
issued under an indenture dated as of January 19, 2000,
as supplemented by a supplemental indenture dated as of     ---------------------------------------------------
March 9, 2001
[ ] Please do not tender any Registered Notes held by
    you for my account.

Dated: ------------------------------------------- ,        ---------------------------------------------------
  2002

                                                            ---------------------------------------------------
                                                                               Signature(s)

                                                            ---------------------------------------------------

                                                            ---------------------------------------------------

                                                            ---------------------------------------------------

                                                                         Please print name(s) here

                                                            ---------------------------------------------------

                                                            ---------------------------------------------------

                                                                                Address(es)

                                                            ---------------------------------------------------

                                                                      Area Code and Telephone Number

                                                            ---------------------------------------------------

                                                               Tax Identification or Social Security No(s).

      None of the Registered Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Registered Notes held by us for your account.

                                        2